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                                PLEDGE AGREEMENT


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THIS PLEDGE AGREEMENT IS EFFECTIVE AS OF JUNE 5, TWO THOUSAND,

hereinafter referred to as the "Agreement";
                                ---------

BETWEEN:

         A PECES B.V., a corporation incorporated under the laws of the Netherlands, represented by Paul Stok, (hereinafter referred to as "Peces")

                                     - and -

         B        RENDEX B.V., a corporation  incorporated under the laws of the
                  Netherlands,   represented   by  Rene  Brouwer,   (hereinafter
                  referred to as "Rendex")

                                     - and -

         C VAN VEEN BOYS B.V., a corporation incorporated under the laws of the Netherlands, represented by Kees Van Veen, (hereinafter referred to as "Van Veen")

                                     - and -

         D WODAN B.V., a corporation incorporated under the laws of the Netherlands, represented by Gijs Pol, (hereinafter referred to as "Wodan")


                  (Parties "a" through "d" collectively hereinafter referred to as the "Pledgors")

                                     - and -

         E E-AUCTION GLOBAL TRADING INC., a corporation incorporated under the laws of the sate of Nevada USA, represented by David
                  W. A. Hackett, hereinafter referred to as Pledgee

                  The Pledgors and Pledgee are hereinafter collectively referred to as the "Parties";

WHEREAS:

o Pledgors each will enter into a share purchase agreement concerning all their shares in Kwatrobox B.V. (the "Shares") with v-Wholesaler.com B.V. and Pledgee under the terms and conditions as recorded in a draft share purchase agreement between Pledgors, v-Wholesaler.com B.V. and Pledgee a copy of which agreement is attached to this Agreement (the " Draft Share Purchase Agreement") as Schedule 1;

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o        Parties  hereto have  further  agreed that the transfer of ownership of the Shares by each Pledgor to v-Wholesaler.com B.V. will not take place before August 31, 2000.

o The signing of the final purchase agreement by the parties thereto will take place on or before August 31, 2000.

o Pledgors will receive the first instalment of the Purchase Price for the Shares in the amount of NLG Seven Hundred and fifty Thousand (750,000) in cash and of Five Hundred Thousand (500,000) e-Auction shares, before August 31, 2000 from e-Auction on behalf of v-Wholesaler.com.

o Parties have agreed that Pledgors shall establish a pledge on the Shares as security for the obligations of each of the Pledgors to Pledgee to deliver and transfer the ownership the Shares by each of them to v-Wholesaler.com B.V..

NOW THEREFORE PARTIES HEREBY AGREE AS FOLLOWS:

ARTICLE 1         PLEDGE

1.1 In the event that after receipt by each Vendor of the first instalment of the Purchase Price, as mentioned above and in article 2.3 of the Draft Share Purchase Agreement, one or more of the Vendors refuses to sign and execute the final share purchase agreement in the form of the Draft Share Purchase Agreement on or before August 31, 2000 and/or defaults on its obligation to transfer the ownership of all its Shares to v-Wholesaler.com B.V. on first written request by Pledgee or v-Wholesaler.com B.V. on or after August 31, 2000, each of the Vendors in default will forfeit to e-Auction or, to the sole discretion of Pledgee, an irrevocable penalty fee not open to judicial mitigation in the amount of NLG Five Hundred Thousand (500.000), which conditional penalty fee is will be secured by pledging to the Pledgee all the Shares each Vendor holds.

1.2 Pledgors shall not without the prior written approval of Pledgee create or permit to exist any other right of pledge charge or encumbrance whatsoever with respect to the Shares, except for the right of pledge created under this Agreement.

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1.3      Each of the Pledgors represents, warrants and undertakes to Pledgee:

                  a) that it is fully authorised to pledge the Shares mentioned under Article 1.1;

                  b) that the Shares are free of any liens and encumbrances and that no other ownership rights rest on them;

                  c) that the execution and performance of this Pledge Agreement does not and will not contravene (i) the articles of association of Pledgors, (ii) any credit, loan or mortgage agreement, charge, guarantee or other instrument binding on Pledgors.

         The representations and warranties set out above shall survive the execution of this Agreement and shall be deemed to be repeated so long as any of the existing obligations of Pledgors and any obligations resulting from this Agreement towards Pledgee are outstanding, with reference to the facts and circumstances then existing, as if made at such time.

ARTICLE 2         EXECUTION OF DEED OF PLEDGE

2.1 In order to create the pledge as described in Article 1 above, Pledgors shall, against the payment of the first instalment of the Purchase Price to each of them, cause to be execute by a civil law notary a Deed of Pledge, substantially in the format as is attached to this agreement as schedule 2.

2.2 The Deed of Pledge will be executed before Mr. Michel Dick van Waateringe, Civil Law Notary in Amsterdam, The Netherlands, or a deputy of Mr. Van Waateringe. Mr. Van Waateringe, is a civil law notary of Holland Van Gijzen advocaten en notarissen, the firm of the external legal advisors to the Pledgee. Pledgors acknowledge that they are aware of the provisions 9 and 10 of the guidelines concerning the association between civil law notaries and barristers/solicitors as established by the Royal Professional Association of Civil Law Notaries (Koninklijke Notariele Beroepsorganisatie). The Pledgors agree that Holland Van Gijzen advocaten en notarissen might in the future advise and act on behalf of Pledgee with respect to this Agreement and the execution thereof, including any dispute.

ARTICLE 3         DEFAULT BY PLEDGORS

3.1 If and when Pledgors shall fail to perform any of its existing obligations to deliver and transfer the Shares to the Pledgee on or after August 31,2000, to sign and execute the final share purchase agreement in the form of the Draft Share Purchase Agreement or any

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         obligations  towards Pledgee under this Agreement or gives Pledgee good reason to fear that such obligations will not be performed, Pledgee shall without prejudice to its other statutory rights be entitled to take recourse on the Shares in accordance with the Dutch civil code.

3.2 Nothing in this Agreement shall prevent Pledgee from exercising any and all of its rights and remedies under this Agreement or any agreement to which Pledgee are a party provided that, insofar Dutch law is applicable, the exercise of such rights and remedies does not violate mandatory provisions of Dutch law.

3.3 Pledgors declares to give their full co-operation in respect of any acts of Pledgee as set forth in Article 3.1 and/or arising out of the non-fulfilment by Pledgors of their existing obligations towards Pledgee or any obligations under this Agreement and grant an irrevocable power of attorney, with the right of substitution to Pledgee, which irrevocable power of attorney shall survive to the fullest extent permitted by law, to do anything that Pledgee may deem useful and/or necessary in connection with such non-fulfilment.

3.5 No failure on the part of Pledgee to exercise, and no course of dealing with respect to, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Pledgee of any right, power or remedy hereunder preclude any other or further exercise thereof. The remedies herein provided are, to the fullest extent permitted by law, cumulative and are not exclusive of any remedies provided by law.

ARTICLE 4         COSTS

         All costs relating to creation of the pledge as described in this Agreement and to all acts in connection therewith shall be borne by Pledgee.

ARTICLE 5         APPLICABLE LAW AND DISPUTES

5.1      This  Agreement  and  all  agreements   resulting  from  it  and  their
         implementation shall be governed by Dutch law.

5.2 All disputes arising from this Agreement or from other subsequent agreements shall be settled exclusively by the competent court in Amsterdam, the Netherlands.


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ARTICLE 6   MISCELLANEOUS

6.1 Pledgors and Pledgee hereby waive the right to dissolve this Agreement pursuant to article 6:265 of the Netherlands Civil Code or on any other ground.

6.2 Amendments or additions to the provisions of this Agreement may be implemented after all Parties have signed a letter for approval, which letter shall be attached to this Agreement and shall form an integral part thereof.

6.3 Reference to this Agreement shall include reference to the Schedules hereto.

6.4 Reference to any statute or statutory provisions includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted, with or without amendment.

6.5 Unless there is something inconsistent in the subject or context, words denoting the singular number include the plural and vice versa; words denoting one gender include the other gender; words denoting individuals include corporations and vice versa; and references to `person' include a firm or corporation.

6.6      Unless the context  otherwise  requires,  a reference  to a clause or a schedule is to a clause or schedule of this Agreement.

6.7 the considerations to this Agreement form an integral part of the agreement between Parties

THUS DONE IN AMSTERDAM, THE NETHERLANDS, ON JUNE 5, TWO THOUSAND.


                                                E-AUCTION GLOBAL TRADING INC.

                                                Per:
                                                      --------------------------
                                                      Authorized Signing Officer



                                                PECES B.V.

                                                Per:
                                                      --------------------------
                                                      Authorized Signing Officer

                                                RENDEX B.V.
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                                                Per:
                                                      --------------------------
                                                      Authorized Signing Officer

                                                VAN VEEN BOYS B.V.

                                                Per:
                                                      --------------------------
                                                      Authorized Signing Officer

                                                WODAN B.V.

                                                Per:
                                                      --------------------------
                                                      Authorized Signing Officer